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                             DISTRIBUTION AGREEMENT

     AGREEMENT made this 25th day of June, 2001 by and between MODERN WOODMEN OF AMERICA ("Modern Woodmen"), an Illinois fraternal benefit society, on its behalf and on behalf of each separate account identified in Schedule 1 hereto (the "Separate Accounts"), and MWA Financial Services, Inc. ("MWAFS"), an Illinois corporation.

                                   WITNESSETH

     WHEREAS, MWAFS has an application pending for registration as a broker/dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and for membership with the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, MWAFS acts as retail distributor for certain variable insurance products (the "Variable Products") underwritten by and sold through MWAFS's registered representatives who are also appointed agents of Modern Woodmen;

     WHEREAS, MWAFS and Modern Woodmen are affiliated companies in that MWAFS is a wholly owned subsidiary of Modern Woodmen; and,

     WHEREAS, Modern Woodmen desires to issue the Variable Products to its members and prospective members through MWAFS acting as principal underwriter and distributor.

     NOW, THEREFORE, in consideration of their mutual promises, and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, MWAFS and Modern Woodmen hereby agree as follows:

1.   DEFINITIONS

     a. CONTRACTS. The class or classes of variable insurance products set forth on Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to Schedule 2 from time to time in accordance with Section 10.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by Modern Woodmen on the same certificate form or forms and covered by the same Registration Statement.

     b. REGISTRATION STATEMENT. At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective


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          amendment. For purposes of Section 8 of this Agreement, the term
          "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.b.

     c. PROSPECTUS. The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 8 of this Agreement, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.c.

     d. VARIABLE ACCOUNT. A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 10.b of this Agreement.

     e.   1933 ACT. The Securities Act of 1933, as amended.

     f.   1934 ACT. The Securities Exchange Act of 1934, as amended.

     g.   1940 ACT. The Investment Company Act of 1940, as amended.

     h.   SEC. The Securities and Exchange Commission.

     i.   NASD. The National Association of Securities Dealers, Inc.

     j. REPRESENTATIVE. An individual who is an associated person of MWAFS, as that term is defined in the 1934 Act.

     k.   APPLICATION. An application for a Contract.

     l. PREMIUM. A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

2.   AUTHORIZATION AND APPOINTMENT

     a. SCOPE OF AUTHORITY. Modern Woodmen hereby authorizes MWAFS on an exclusive basis, and MWAFS accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to members and prospective members in each state and other jurisdiction in which the Contracts may lawfully be sold during the term of this

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          Agreement. The Contracts shall be offered for sale and distribution at
          Premium rates set from time to time by Modern Woodmen. MWAFS shall use its best efforts to market the Contracts actively subject to compliance with applicable law, including the rules of the NASD. However, MWAFS shall not be obligated to sell any specific number or amount of Contracts. Completed Applications shall be transmitted directly to Modern Woodmen for acceptance or rejection in accordance with the underwriting rules established by Modern Woodmen.

     b. LIMITS ON AUTHORITY. MWAFS shall act as an independent contractor and nothing herein contained shall constitute MWAFS or its agents, officers or employees as agents, officers or employees of Modern Woodmen solely by virtue of their activities in connection with the sale of the Contracts hereunder. MWAFS and its Representatives shall not have authority, on behalf of Modern Woodmen: to make, alter or discharge any Contract or other insurance certificate or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to Modern Woodmen). MWAFS shall not expend, nor contract for the expenditure of, the funds of Modern Woodmen. MWAFS shall not possess or exercise any authority on behalf of Modern Woodmen other than that expressly conferred on MWAFS by this Agreement.

3.   SOLICITATION ACTIVITIES

     a. REPRESENTATIVES. No Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is duly appointed as an insurance agent of Modern Woodmen.

     b. SOLICITATION ACTIVITIES. All solicitation and sales activities engaged in by MWAFS and its Representatives with respect to the Contracts shall be in compliance with all applicable federal and state securities laws and regulations, as well as all applicable insurance laws and regulations, and compliance manuals provided by Modern Woodmen. In particular, without limiting the generality of the foregoing:

          (1) MWAFS shall train (including the preparation and utilization of training materials), supervise and be solely responsible for the conduct of Representatives in their solicitation of Applications and Premiums and distribution of the Contracts under the federal securities laws and the rules of the NASD, and shall supervise their compliance with, applicable rules and regulations of any securities regulatory agencies that have jurisdiction over variable insurance product activities.

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          (2) Neither MWAFS nor any Representative shall offer, attempt to offer, or solicit Applications for, the Contracts or deliver the Contracts, in any state or other jurisdiction unless Modern Woodmen has notified MWAFS that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

          (3) Neither MWAFS nor any Representative shall give any information or make any representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is not in accordance with the Prospectus for such class of Contracts, or in current advertising materials for such class of Contracts authorized by Modern Woodmen.

          (4) All Premiums paid by check that are collected by MWAFS or any of its Representatives shall be remitted promptly, and in any event by noon of the next business day after receipt, together with any Applications, forms and any other required documentation, to Modern Woodmen. Checks in payment of Premiums shall be drawn to the order of "MODERN WOODMEN OF AMERICA." If any Premium is held at any time by MWAFS, MWAFS shall hold such Premium in a fiduciary capacity and such Premium shall be remitted promptly, and in any event by noon of the next business day, to Modern Woodmen. MWAFS acknowledges that all such Premiums, whether by check or wire, shall be the property of Modern Woodmen. MWAFS acknowledges that Modern Woodmen shall have the unconditional right to reject, in whole or in part, any Application or Premium.

     c. SUITABILITY. Modern Woodmen and MWAFS wish to ensure that the Contracts sold by MWAFS will be issued to purchasers for whom the Contracts are suitable. MWAFS shall require that the Representatives have reasonable grounds to believe that a recommendation to an applicant to purchase a Contract is suitable for that applicant. MWAFS shall review all applications for suitability in accordance with Rule 2310 of the NASD Conduct Rules and interpretations and guidance relating thereto. Modern Woodmen will review all Applications under the suitability standards set forth in variable life insurance regulations adopted by states where the Contracts are sold, and standards adopted by Modern Woodmen or as set forth in compliance and operational manuals.

     d. REPRESENTATIONS AND WARRANTIES OF MWAFS. MWAFS represents and warrants to Modern Woodmen that MWAFS has an application pending for and during the term of this Agreement shall remain registered as a broker-dealer under the 1934 Act, has an application pending for membership with the NASD, and shall become duly registered under applicable state securities laws, and that MWAFS is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

4.   MARKETING MATERIALS

     a. PREPARATION AND FILING. Modern Woodmen and MWAFS shall together design and develop all promotional, sales and advertising material (including any

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          illustrations) relating to the Contracts and any other
          marketing-related documents for use in the sale of the Contracts, subject to review and approval by MWAFS of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. MWAFS shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings. Modern Woodmen shall be responsible for filing all promotional, sales or advertising material (including illustrations), as required, with any state insurance regulatory authorities. Modern Woodmen shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     b. USE IN SOLICITATION ACTIVITIES. Modern Woodmen shall be responsible for furnishing MWAFS with such Applications, Prospectuses and other materials for use by MWAFS and Representatives in their solicitation activities with respect to the Contracts. Modern Woodmen shall notify MWAFS of those states or jurisdictions that require delivery of a statement of additional information with a Prospectus to a prospective purchaser. MWAFS or its Representatives shall not use any promotional, sales or advertising materials that have not been approved in advance by Modern Woodmen.

5.   COMPENSATION AND EXPENSES

     a. PAYMASTER ARRANGEMENT. Modern Woodmen will pay commissions payable to designated Representatives of MWAFS as paying agent on behalf of MWAFS and will maintain the books and records reflecting such payments in accordance with the requirements of the 1934 Act on behalf of MWAFS. Such payments may include certain amounts to Representatives as an advance on commissions payable by MWAFS. In accordance with the terms of a Paymaster Agreement dated the same date as this Agreement between Modern Woodmen and MWAFS, Modern Woodmen has acknowledged and agreed that its services in this regard are purely ministerial and clerical in nature and shall not interfere with the control and supervision exercised by MWAFS over its Representatives with regard to the Contracts. Modern Woodmen has further acknowledged and agreed that MWAFS shall not be liable to any party for commissions payable hereunder.

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          Modern Woodmen shall have no right to compensation for the performance of any activities described in this Section 5.a. Representatives of MWAFS shall have no interest in this Agreement or right to any compensation to be paid by or on behalf of MWAFS hereunder prior to their receipt thereof.

     b. EXPENSES OF MODERN WOODMEN. Modern Woodmen shall pay all expenses, except for commissions to Representatives, in connection with the variable products including, but not limited to, the preparation and filing of the Contracts, Registration Statements, and promotional materials.

     c. FEE FOR SERVICES OF MWAFS. MWAFS will receive for its services as distributor, separate from commissions, a fee of Fifty-five Thousand Dollars ($55,000) per month commencing for the month in which contracts are available to be sold. The monthly distribution fee shall be subject to review and change at the discretion of the Boards of Directors of Modern Woodmen and MWAFS.

6.   COMPLIANCE

     a. MAINTAINING REGISTRATION AND APPROVALS. Modern Woodmen shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

     b. CONFIRMATIONS AND 1934 ACT COMPLIANCE. Modern Woodmen, as agent for MWAFS, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. Modern Woodmen shall maintain and preserve books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. The books, accounts and records of Modern Woodmen, the Variable Account, Annuity Account, and MWAFS as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. Modern Woodmen shall maintain, as agent for MWAFS, such books and records of MWAFS pertaining to the offer and sale of the Contracts and required by the 1934 Act as may be mutually agreed upon by Modern Woodmen and MWAFS, including but not limited to maintaining a record of Representatives and of the payment of commissions and other payments or service fees to Representatives. In addition, Modern Woodmen, as agent for MWAFS, shall maintain and preserve such additional accounts, books and other records as are required of Modern Woodmen and MWAFS by the 1934 Act. Modern Woodmen shall maintain all such books and records and hold such books and records on behalf of and as agent for MWAFS whose property they are and shall remain, and acknowledges that such books and records are at all times

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          subject to inspection by the SEC in accordance with Section
          17(a) of the 1934 Act, the NASD, and all other regulatory bodies having jurisdiction. To the extent Modern Woodmen employs electronic storage media in connection with books and records created, maintained and stored on behalf of MWAFS, Modern Woodmen agrees to comply with the requirements set forth in Rule 17a-4(f)(3)(vii) and 17a-4(i). With respect to any books and records maintained or preserved on behalf of MWAFS, Modern Woodmen hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the SEC, and to promptly furnish to the SEC or its designee true, correct, complete and current hard copy of any or all of any part of such books and records. Subject to MWAFS's approval, Modern Woodmen reserves the right to delegate the duties set forth in this Section 6.b to a third party administrator mutually agreeable to both parties.

     c. REPORTS. MWAFS shall cause Modern Woodmen to be furnished with such reports as Modern Woodmen may reasonably request for the purpose of meeting its reporting and record keeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder as well as the insurance laws of the State of Illinois and any other applicable states or jurisdictions.

     d. ISSUANCE AND ADMINISTRATION OF CONTRACTS. Modern Woodmen shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that MWAFS shall have full responsibility for the securities activities of all persons employed by Modern Woodmen, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities. Subject to MWAFS's approval, Modern Woodmen reserves the right to delegate the duties set forth in this Section 6.d to a third party administrator mutually agreeable to both parties.

     e. MAINTAINING RECORDS OF REPRESENTATIVES. MWAFS shall have the responsibility for maintaining the records of Representatives of MWAFS who are licensed, registered and otherwise qualified to sell the Contracts, and for furnishing periodic reports thereon to Modern Woodmen. MWAFS shall cause Modern Woodmen to be furnished with such other reports as Modern Woodmen may reasonably request for the purposes of reporting and recordkeeping requirements under the laws of the State of Illinois and any other applicable states or jurisdictions.

     f. INSURANCE LICENSES. Modern Woodmen shall have the responsibility of applying for the proper insurance licenses in appropriate states or jurisdictions for the designated persons associated with MWAFS who are entering into agreements with MWAFS for the sale of the Contracts, provided that Modern Woodmen reserves the right to refuse to appoint any proposed representative as an agent and to terminate an agent once appointed. Modern Woodmen shall give notice of such refusal to MWAFS so that MWAFS can take appropriate action. Modern

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          Woodmen shall have the responsibility for maintaining records of its appointed and licensed agents and, upon request, shall furnish such information to MWAFS as MWAFS may reasonably request for the purposes of reporting and recordkeeping requirements under federal laws and regulations as well as the laws of the State of Illinois and any other applicable states or jurisdictions.

7.   INVESTIGATIONS AND PROCEEDINGS

     a. COOPERATION. MWAFS and Modern Woodmen shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Modern Woodmen and MWAFS shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

     b. CUSTOMER COMPLAINTS. MWAFS and Modern Woodmen will cooperate in investigating customer complaints and arrive at a mutually satisfactory response. Modern Woodmen agrees that it will assist MWAFS with complying with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the sales of the Contracts. Without limiting the foregoing, Modern Woodmen agrees to notify the MWAFS if persons associated with Modern Woodmen are the subject of any written or oral customer complaint involving allegations of misrepresentation, lack of suitability, theft, forgery or misappropriation of funds or securities, or is the subject of any claim for damages by a customer, broker, or dealer which is settled for an amount exceeding $15,000.

8.   INDEMNIFICATION

     a. BY MODERN WOODMEN. Modern Woodmen shall indemnify and hold harmless MWAFS and any officer, director, or employee of MWAFS against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which MWAFS and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that Modern Woodmen shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or

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          alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Modern Woodmen by MWAFS specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by Modern Woodmen of any provision of this Agreement.

          This indemnification shall be in addition to any liability that Modern Woodmen may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     b. BY MWAFS. MWAFS shall indemnify and hold harmless Modern Woodmen and any officer, director, or employee of Modern Woodmen against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Modern Woodmen and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by MWAFS to Modern Woodmen specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by MWAFS of any provision of this Agreement;

          This indemnification shall be in addition to any liability that MWAFS may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     c. GENERAL. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 8 ("indemnifying party"), such

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          indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8.
          The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

     d. DURATION. The indemnification provisions contained in this Section 8 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of MWAFS or Modern Woodmen, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.

9. TERMINATION. This Agreement shall terminate automatically if it is assigned by the MWAFS without the prior written consent of the other party. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the following:

     (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Modern Woodmen prior to termination;

     (2)  the provisions contained in Section 8 regarding indemnification; and

     (3) the provisions contained in Section 3(b)(4) regarding the remittance of premiums.

In the event of any termination for any reason, all books and records and sales or marketing materials held by MWAFS shall promptly be returned to Modern Woodmen free from any claim or retention of rights by MWAFS.

10.  MISCELLANEOUS

     a. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

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     b.   SCHEDULES. The parties to this Agreement may amend Schedules 1 and 2 to this Agreement from time to time to reflect additions of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. Any other change in the terms or provisions of this Agreement shall be by written agreement between Modern Woodmen and MWAFS.

     c. RIGHTS, REMEDIES, AND OBLIGATIONS ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     d. NOTICES. All notices hereunder are to be made in writing and shall be given: if to Modern Woodmen, to:

          Name:  Clyde c. Schoeck
          Title:  President
          Address: Modern Woodmen of America, 1701 1st Avenue, Rock Island, IL 61201

          with a copy to:

          Name:  c. Ernest Beane
          Title:  General Counsel
          Address: Modern Woodmen of America, 1701 1st Avenue, Rock Island, IL 61201

          if to MWAFS, to:

          Name:  Robert M. Roth
          Title:  President
          Address: MWA Financial Services, Inc., 1701 1st Avenue, Rock Island, IL 61201

          with a copy to:

          Name:  James V. Standaert
          Title:  Secretary
          Address: MWA Financial Services, Inc., 1701 1st Avenue, Rock Island, IL 61201

          or such other address as such party may hereafter specify in writing.

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          Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

     e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement is made in the State of Illinois, and all questions concerning its validity, construction or otherwise shall be determined under the laws of Illinois without giving effect to principals of conflict of laws.

     f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified above.

                                            MODERN WOODMEN OF AMERICA



                                            By: _/s/ Clyde c. Schoeck_________
                                            Name:    Clyde c. Schoeck
                                            Title:   President


                                            MWA FINANCIAL SERVICES, INC.



                                            By: _/s/ Robert M. Roth___________
                                            Name:    Robert M. Roth
                                            Title:   President

                                   SCHEDULE 1



For purposes of the Distribution Agreement between Modern Woodmen and MWAFS entered into on the 25th day of June, 2001, the separate accounts are as follows:


Modern Woodmen of America Variable Account
Modern Woodmen of America Variable Annuity Account

                                   SCHEDULE 2



For purposes of the Distribution Agreement between Modern Woodmen and MWAFS entered into on the 25th day of June, 2001, the variable products are as follows:


Form VULMWA (02-02), Flexible Premium Variable Life Insurance
Form VAMWA (02-02), Flexible Premium Deferred Variable Annuity